Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated November 17, 2006 (June 7, 2007, as to the effect of discontinued operations as discussed in Note 3) relating to the consolidated financial statements and financial statement schedule (which report expresses an unqualified opinion) of ArvinMeritor, Inc., appearing in this Current Report on Form 8-K of ArvinMeritor, Inc. for the year ended September 30, 2006.

Form	Registration No.	Purpose

S-8	333-141186	2007 Long-Term Incentives Plan

S-3	333-134409	Registration of convertible notes, guarantees and common stock

S-8	333-107913	ArvinMeritor, Inc. Savings Plan

S-3	333-58760	Registration of debt securities

S-8	333-123103	ArvinMeritor, Inc. Hourly Employees Savings Plan

S-3	333-43118	Arvin Industries, Inc. 1988 Stock Benefit Plan

S-3	333-43116	Arvin Industries, Inc. 1998 Stock Benefit Plan

S-3	333-43112	Arvin Industries, Inc. Employee Stock Benefit Plan

S-8	333-42012	Employee Stock Benefit Plan, 1988 Stock Benefit Plan, and 1998 Employee Stock Benefit Plan

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Detroit, Michigan
June 7, 2007